    EXHIBIT 10.8

AMENDMENT TO AGREEMENT

This Amendment to Agreement (“Amendment”) made this 17th day of May, 2011 hereby amends that certain into on the 21st day of March, 2010, by and between Moving Box Entertainment, LLC, its successors and assigns, a North Carolina limited liability company of 222 East Jones Avenue, Wake Forest, North Carolina 27587 (“MBE”); Garrett, LLC, its successors and assigns, a Kentucky limited liability company of 3505 Castlegate Court, Lexington, Kentucky 40502, Ian McKinnon, #2302, 4801 Bonita Bay Boulevard, Bonita Springs, Florida 34134, and Brad Miller, PO Box 487, Hamilton, Indiana 47642 (Garrett, LLC, Ian McKinnon, and Brad Miller are hereinafter collectively referred to as “Investors”), Andreas Wilckin, Jr. (“Wilcken”), Moving Box, Inc., a Delaware corporation (“Moving Box”) and Uptone Pictures, Inc. a North Carolina corporation (“UP”) [MBE, Investors, Wilckin, Moving Box and UP collectively referred to in this Agreement as the “Parties”].

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, for an in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged by all Parties, the Parties hereto agree as follows:

1.  Paragraph 3 of the Agreement is replaced entirely with the following:

3.  The promissory noted dated July 13, 2010 as amended on January 13, 2011 from Moving Box to Wilcken attached hereto as Exhibit A (the “Wilcken Note”) is assigned in its entirety to MBE, who assumes all liability thereon and releases Moving Box for any liability on the Wilcken Note.

a.  In addition to amounts advanced under the Note, Wilcken agrees to provide if and when needed all funding for the Moving Box’s going and staying public in the U.S., including but not limited to legal, accounting, EDGAR, filing, corporate and other fees and expenses, if and when needed, regardless of whether or not Moving Box’s registration statement has been declared effective or it has secured a qualification for quotation of our securities on the OTC Bulletin Board.   With respect to funding of Moving Box’s or MBE’s other operational costs and expenses, including costs associated with distribution of the Movie,  Wilcken hereby agrees to provide all such funding if and when needed by Moving Box or MBE.  There is no limit on the amount of Additional Funding which must be provided under this Agreement, and Wilcken agrees to provide all needed Additional Funding as provided above.  Wilcken further represents that he has sufficient liquid assets to meet all of Funding obligations under the Agreement.

2.  All other Terms and Conditions of the Agreement remain in full force and are unchanged by this Amendment.

This Amendment to Agreement has been executed by the parties either individually or by and through their duly-authorized officers, owners or agents.

MOVING BOX ENTERTAINMENT,LLC

By:	/s/ Andreas Wilcken, Jr., Manager

MOVING BOX, INC.

By:	/s/ Andreas Wilcken, Jr., President

UPTONE PICTURES, INC.

By:	/s/ Michael Davis, President

/s/ Andreas Wilcken, Jr., INDIVIDUALLY

INVESTORS:

GARRETT, LLC

By:	/s/ Cory Heitz, Manager

/s/ IAN MCKINNON

/s/ BRAD MILLER